Exhibit 1.1

                                                               EXECUTION VERSION

                               AMENDMENT NO. 10 TO
                           LOAN AND SECURITY AGREEMENT

            AMENDMENT NO. 10, dated as of June 29, 2001, to the LOAN AND SECURITY AGREEMENT, dated as of March 31, 1998, (the "LOAN AND SECURITY AGREEMENT"), between FOOTHILL CAPITAL CORPORATION, a California corporation, with a place of business located at 2450 Colorado Avenue, Suite 3000W, Santa Monica, California 90404 ("FOOTHILL"), and AXS-ONE INC. (formerly known as COMPUTRON SOFTWARE, INC.), a Delaware corporation, with its chief executive offices located at 301 Route 17 North, Rutherford, New Jersey 07070 (the "BORROWER").

                                    PREAMBLE

            The Borrower has requested Foothill to amend the Loan and Security Agreement to (i) increase the amount of the Term Loan and (ii) revise the financial covenants. Accordingly, the Borrower and Foothill hereby agree as follows:

            1. DEFINITIONS. All terms used herein which are defined in the Loan and Security Agreement and not otherwise defined herein are used herein as defined therein.

            2. TERM LOAN. Section 2.3 of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

                  "2.3 TERM LOAN. (a) On the Closing Date, Foothill made a term loan (the "Initial A Term Loan") to the Borrower in the original principal amount of $5,000,000. On December 22, 1999, Foothill made available a second term loan (the "Additional A Term Loan" and together with the Initial A Term Loan, the "A Term Loan") to the Borrower in the original principal amount of $1,300,000. The outstanding principal amount of the A Term Loan on June 28, 2001 is $1,672,222. On December 22, 1999, Foothill made available a new term loan (the "Initial B Term Loan") to the Borrower in the original principal amount of $750,000. On March 16, 2001, Foothill made available an additional term loan (the "Additional B Term Loan" and together with the Initial B Term Loan, the "B Term Loan"; the B Term Loan together with the A Term Loan each a "Term Loan" and collectively, the "Term Loans") to the Borrower in the original principal amount of up to $2,000,000. $1,875,000 is outstanding on the B Term Loan on June 28, 2001.

                  (b) On or after June 29, 2001 but before December 31, 2001,
            Foothill will make available an Additional B Term Loan in the original principal amount of up to $500,000, provided that the financial covenants in Section 7.20 have been met and there is no Event of Default.

                  (c) Each B Term Loan shall be made upon the Borrower's request
            (pursuant to the terms of SECTION 2.9), at any time on or after June 29, 2001 but before December 31, 2001. The Additional B Term Loan will be made in not more than two borrowings. Each request for a borrowing under the Additional B Term

            Loan must specify (i) the amount of the requested Additional B Term Loan, which must be in a minimum amount of $250,000 and (ii) the requested funding date of the Term Loan.

                  (d) The aggregate outstanding principal amount of the Term
            Loans shall be repaid in monthly installments of $150,000 over the remaining term of the Loan and Security Agreement. Each such installment shall be due and payable on the first day of each month commencing on July 1, 2001 and continuing on the first day of each succeeding month until and including the date on which the aggregate unpaid balance of the Term Loans are paid in full. The installments shall be applied first to the full repayment of the aggregate unpaid principal balance of the A Term Loan and then to the full repayment of the aggregate unpaid principal balance of the B Term Loan. The outstanding principal balance and all accrued and unpaid interest under the Term Loans shall be due and payable upon the termination of this Agreement, whether by its terms on March 31, 2004, by prepayment, by acceleration, or otherwise. Except upon the termination of this Agreement and as provided in paragraph (e) below, the unpaid principal balance of the Term Loans may not be prepaid in whole or in part. All amounts outstanding under the Term Loans shall constitute Obligations.

                  (e) Notwithstanding anything herein to the contrary, if the aggregate outstanding principal amount of the Term Loans exceeds the lesser of (i) (A) from and after June 29, 2001 until and including December 31, 2001, an amount equal to 45% of Eligible Recurring Maintenance Revenues at such time, (B) from and after January 1, 2002 until and including December 31, 2002, an amount equal to 40% of Eligible Recurring Maintenance Revenue at such time, and (C) from and after January 1, 2003 until and including March 31, 2004, an amount equal to 25% of Eligible Recurring Maintenance Revenue at such time and (ii) $4,500,000, then the Borrower shall prepay the principal amount of the Term Loans in an amount sufficient to cause the aggregate principal amount of the Term Loans to be less than or equal to the relevant amounts set forth in clauses (i) and (ii) above. All such prepaid amounts shall be applied to the installments due on the Term Loan in the inverse order of their maturity; PROVIDED that (A) all such prepaid amounts shall be applied pro rata to the A Term Loan and to the B Term Loan and (B) if the aggregate principal amount of the Term Loan outstanding prior to giving effect to such prepayment is less than $4,500,000 then such prepaid amounts shall be applied to the installments due on the Term Loan in the order of their maturity."

            3. FEE. Section 2.11 of the Loan and Security Agreement is hereby amended by adding the following new paragraphs (h) and (i):

                  "(h) ADDITIONAL B TERM LOAN DRAWING FEE. On each drawing date on or after June 29, 2001, of the Additional B Term Loan, a fee in an amount equal to 2% of the amount drawn on such drawing date shall be charged to the Borrower.


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

                  (i) AMENDMENT FEE. An amendment fee in an amount equal to
            $10,000 shall be charged to the Borrower upon execution of Amendment No. 10 to this Agreement."

            4. FINANCIAL COVENANTS. Section 7.20 of the Loan and Security Agreement is hereby amended to read in its entirety as follows:

                  "(a) EBITDA. Failure to maintain EBITDA of at least the
            following amounts, measured on a cumulative basis for the period from July 1, 2001 to each month end set forth below:

                             MONTH END            EBITDA
                             ---------            ------
                               6/30/01           No Covenant
                               7/31/01           ($352,937)
                               8/31/01           ($614,776)
                               9/30/01            $501,143
                              10/31/01            $362,766
                              11/30/01            $215,481
                              12/31/01          $1,329,041

            provided that, thereafter, upon receipt of the financial projections required to be delivered to Foothill pursuant to Section 6.3 (fourth paragraph) hereof for each fiscal year, the Borrower and Foothill shall negotiate in good faith to determine the minimum EBITDA as of the end of each month covered by such financial projections and, in the event that the Borrower and Foothill are unable to agree upon the amounts of such EBITDA, the cumulative EBITDA at the end of each month of the fiscal year covered by such financial projections for the rolling three-month period ending on the applicable month shall be equal to or greater than $950,000.

            (b) MINIMUM REVENUE. Failure to maintain minimum revenue of at least the following amounts, measured on a cumulative basis for the period from the beginning of the relevant calendar quarter to each month end set forth below:

                             MONTH END          MINIMUM REVENUE
                             ---------          ---------------
                               6/30/01             No Covenant
                               7/31/01             $2,512,565
                               8/31/01             $5,075,345
                               9/30/01             $9,173,137
                              10/31/01             $2,680,620
                              11/30/01             $5,354,786
                              12/31/01             $9,507,524


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

            provided that, thereafter, upon receipt of the financial projections required to be delivered to Foothill pursuant to Section 6.3 (fourth paragraph) hereof for each fiscal year, the Borrower and Foothill shall negotiate in good faith to determine the minimum revenue as of the end of each month covered by such financial projections and, in the event that the Borrower and Foothill are unable to agree upon the amounts of such minimum revenue, the cumulative minimum revenue at the end of each month of the fiscal year covered by such financial projections for the rolling three-month period ending on the applicable month shall be equal to or greater than the applicable amount set forth below:

                             MONTH END           MINIMUM REVENUE
                             ---------           ---------------
                               1/31/02             $10,458,275
                               2/28/02             $10,458,275
                               3/31/02             $10,458,275
                               4/30/02             $11,504,102
                               5/31/02             $11,504,102
                               6/30/02             $11,504,102
                               7/31/02             $12,654,512
                               8/31/02             $12,654,512
                               9/30/02             $12,654,512
                              10/31/02             $13,919,964
                              11/30/02             $13,919,964
                              12/31/02             $13,919,964

            (c) The covenants set forth in Sections 7.20 (a) and (b) shall be measured monthly not later than thirty (30) days after the last day of the applicable month."

            5. CONDITIONS PRECEDENT. This Amendment shall become effective (and the covenants set forth in Section 4 above will be applicable as of the date of this Amendment) only upon satisfaction in full of the following conditions precedent (the date upon which all such conditions have been satisfied being herein called the "Effective Date"):

                  (a) The representations and warranties contained in this Amendment and in Section 5 of the Loan and Security Agreement and each other Loan Document, after giving effect to this Amendment, shall be correct on and as of the Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Default or Event of Default shall have occurred and be continuing on the Effective Date or result from this Amendment becoming effective in accordance with its terms;

                  (b) Foothill shall have received a counterpart of this Amendment, duly executed by the Borrower; and

                  (c) All legal matters incident to this Amendment shall be satisfactory to Foothill and its counsel.


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

            6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to Foothill as follows:

                  (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Loan and Security Agreement, as amended hereby.

                  (b) The execution, delivery and performance of this Amendment by the Borrower, and the performance by the Borrower of the Loan and Security Agreement, as amended hereby (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws or any applicable law, and (iii) except as provided in the Loan Documents, do not and will not result in the creation of any Lien upon or with respect to any of its respective properties.

                  (c) This Amendment and the Loan and Security Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Borrower of this Amendment and the performance by the Borrower of the Loan and Security Agreement as amended hereby.

                  (e) The representations and warranties contained in Section 5 of the Loan and Security Agreement and each other Loan Document, after giving effect to this Amendment, are correct on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default has occurred and is continuing on and as of the Effective Date or will result from this Amendment becoming effective in accordance with its terms.

               7. CONTINUED EFFECTIVENESS OF THE LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS. The Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Amendment all references in any such Loan Document to "the Loan and Security Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan and Security Agreement shall mean the Loan and Security Agreement as amended by this Amendment; and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Foothill, or to grant a security interest in or Lien on, any collateral as security for the obligations of the Borrower from time to time existing in respect of the Loan and Security Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.


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

            8. MISCELLANEOUS.

                  (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (d) The Borrower will pay on demand all reasonable fees, costs and expenses of Foothill in connection with the preparation, execution and delivery of this Amendment including, without limitation, reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to Foothill.

                                    AXS-ONE INC.,
                                    a Delaware corporation

                                    By:      /s/ Michael R. Jorgensen
                                       ---------------------------------------
                                          Name:  Michael R. Jorgensen
                                          Title: Chief Administrative Officer,
                                                 EVP


                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation

                                    By:      /s/ David J. Sanchez, Sr.
                                       ---------------------------------------
                                          Name:  David J. Sanchez, Sr.
                                          Title: Vice President


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